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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement No. 333-152241 on Form S-8 for Manhattan Bancorp of our report dated March 25, 2010, with respect to the consolidated statements of financial condition of Manhattan Bancorp as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2009 and 2008, appearing in the Annual Report on Form 10-K of Manhattan Bancorp for the years ended December 31, 2009 and 2008.

/s/ VAVRINEK, TRINE, DAY & CO., LLP
Rancho Cucamonga, California
March 25, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM